UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2023

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2023, Raymond Debbane and Jonas M. Fajgenbaum each notified the Secretary of WW International, Inc. (the “Company”) that he would not be standing for re-election as a member of the Company’s Board of Directors (the “Board”) at the Company’s 2023 annual meeting of shareholders to be held on May 9, 2023 (the “2023 Annual Meeting”). Mr. Debbane also resigned from his role as Chairman of the Board (“Chairman”) effective as of the midnight prior to the 2023 Annual Meeting. Neither Mr. Debbane’s nor Mr. Fajgenbaum’s decision was the result of any disagreement with the Company or the Board. The Board unanimously appointed Thilo Semmelbauer to serve as Chairman effective as of 12:01 a.m. the morning of the 2023 Annual Meeting.

Additionally, the Board unanimously nominated Tracey D. Brown, a former member of the Board from February 2019 to January 2022, to stand for election as a Class I director of the Board at the 2023 Annual Meeting. Since March 2023, Ms. Brown has served as Executive Vice President and President of Walgreens Retail and U.S. Chief Customer Officer of Walgreens, a portfolio brand of Walgreens Boots Alliance, Inc., an integrated healthcare, pharmacy and retail company, after serving as President Retail Products and Chief Customer Officer of Walgreens from November 2021 to February 2023. From June 2018 to November 2021, Ms. Brown served as Chief Executive Officer of the American Diabetes Association, the largest voluntary health organization in the United States. Previously, Ms. Brown was with Sam’s Club, a membership retail warehouse club and division of Walmart Inc., where she served as Senior Vice President of Operations and Chief Experience Officer from February 2017 to June 2018, Chief Member and Marketing Officer from January 2015 to February 2017, and Vice President from October 2014 to January 2015. Prior to joining Sam’s Club, Ms. Brown held various roles at RAPP Dallas (a part of the Omnicom Group), Direct Impact, Advanced Micro Devices, Peppers & Rogers Group, Dell, American Express, Exxon and Procter & Gamble. Ms. Brown earned a Bachelor of Chemical Engineering from the University of Delaware and an M.B.A. from Columbia Business School. Ms. Brown is a director of YETI Holdings, Inc.

Immediately following the 2023 Annual Meeting, the size of the Board will be reduced from 11 members to ten, and the Board expects to re-appoint Mr. Semmelbauer as Chairman.

Item 7.01.    Regulation FD Disclosure.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the text of the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the Company’s press release regarding the matters disclosed in this Current Report on Form 8-K is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

Exhibit 99.1	Press Release dated March 23, 2023.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: March 23, 2023	By:	/s/ Heather Stark
	Name:	Heather Stark
	Title:	Interim Principal Financial Officer

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